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As filed with the Securities and Exchange Commission on October 28, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Antero Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	80-0162034 (I.R.S. Employer Identification No.)

1615 Wynkoop Street
Denver, Colorado 80202
(303) 357-7310
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Glen C. Warren, Jr.
President, Chief Financial Officer and Secretary
1615 Wynkoop Street
Denver, Colorado 80202
(303) 357-7310
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

W. Matthew Strock
Julian J. Seiguer
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, Texas 77002-6760
(713) 758-2222

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, par value $0.01	6,730,769	$25.31	$170,355,763.39	$19,745

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average high and low reported sales price of the common stock on the New York Stock Exchange on October 26, 2016.

PROSPECTUS

Antero Resources Corporation

6,730,769 Shares

Common Stock

        This prospectus covers the offer and sale by the selling stockholder identified on page 18 of this prospectus of 6,730,769 shares of common stock of Antero Resources Corporation. We will not receive any proceeds from the sale of the common stock by the selling stockholder.

        The selling stockholder may offer and sell the shares of common stock from time to time. The selling stockholder may offer the shares of common stock at prevailing market prices, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

        Our common stock is listed on the New York Stock Exchange under the symbol "AR." The last reported trading price of our common stock on the New York Stock Exchange on October 27, 2016 was $26.78 per share.

        Investing in our common stock involves risks. Please read "Risk Factors" beginning on page 6 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 28, 2016

        You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we nor the selling stockholder has authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of such document, regardless of the time of delivery of this prospectus or any sale of a security.

i

ABOUT THIS PROSPECTUS

        Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read "Where You Can Find More Information" below. You are urged to read this prospectus carefully, including "Risk Factors," and the documents incorporated by reference in their entirety before investing in our securities.

        Unless the context requires otherwise or unless otherwise noted, all references in this prospectus to "Antero" and to the "Company," "we," "us" or "our" are to Antero Resources Corporation and its subsidiaries.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at www.sec.gov. You may also access the information we file electronically with the SEC through our website at www.anteroresources.com. We have not incorporated by reference into this prospectus the information included on, or linked from, our website (other than to the extent specified elsewhere herein), and you should not consider it to be a part of this prospectus. You may also inspect reports, proxy statements and other information about Antero Resources Corporation at the offices of the New York Stock Exchange ("NYSE"), 20 Broad Street, New York, NY 10005.

        We "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus.

        Any information that we file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1933, as amended (the "Exchange Act"), from the date of this prospectus until the termination of each offering under this prospectus, and that is deemed "filed" with the SEC, will automatically update and supersede this information. We also incorporate by reference the documents listed below:

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including information specifically incorporated by reference from our Proxy Statement for our 2016 Annual Meeting of Stockholders;

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  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016;

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  our Current Reports on Form 8-K filed on January 15, 2016, February 12, 2016, March 25, 2016, April 1, 2016, June 9, 2016, June 14, 2016, June 23, 2016, October 4, 2016 and October 11, 2016 (excluding any information furnished and not filed pursuant to Item 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit); and

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  the description of our common stock included in our Form 8-A (File No. 001-36120), filed with the Commission on October 8, 2013, including any amendment or report filed for the purpose of updating, changing or otherwise modifying such description.

        You can obtain copies of any of these documents without charge upon written or oral request by requesting them in writing or by telephone at:

Antero Resources Corporation
1615 Wynkoop Street
Denver, Colorado 80202
(303) 357-7310

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        The information in this prospectus, including the documents incorporated by reference herein, includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used, the words "could," "believe," "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading "Risk Factors" in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference herein.

        Forward-looking statements may include statements about our:

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  ability to integrate the properties recently acquired from a third party with our own assets and realize the anticipated benefits of the transaction;

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  business strategy;

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  reserves;

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  financial strategy, liquidity and capital required for our development program;

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  natural gas, natural gas liquids ("NGLs") and oil prices;

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  timing and amount of future production of natural gas, NGLs and oil;

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  hedging strategy and results;

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  ability to meet our minimum volume commitments and to utilize or monetize our firm transportation commitments;

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  future drilling plans;

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  competition and government regulations;

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  pending legal or environmental matters;

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  marketing of natural gas, NGLs and oil;

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  leasehold or business acquisitions;

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  costs of developing our properties;

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  operations of Antero Midstream Partners LP;

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  general economic conditions;

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  credit markets;

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  uncertainty regarding our future operating results; and

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  plans, objectives, expectations and intentions.

        We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering, processing, transportation, and sale of natural gas, NGLs, and oil. These risks include, but are not limited to, commodity price volatility and continued low commodity prices, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, marketing and transportation risks, regulatory changes, the uncertainty inherent in estimating natural gas, NGLs, and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading "Risk Factors" in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference herein.

        Reserve engineering is a process of estimating underground accumulations of natural gas, NGLs, and oil that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities, or changes in commodity prices, may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of natural gas, NGLs, and oil that are ultimately recovered.

        Should one or more of the risks or uncertainties described in this prospectus or the documents incorporated by reference herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

        All forward-looking statements, expressed or implied, included in this prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

        Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

 PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus and the documents we incorporate by reference. It does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus, the documents incorporated by reference and the other documents to which we refer for a more complete understanding of our business and this offering. Please read the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this prospectus for more information about important factors you should consider before investing in our common stock in this offering.

Our Company

        We are an independent oil and natural gas company engaged in the exploration, development and acquisition of natural gas, NGLs and oil properties located in the Appalachian Basin. We focus on unconventional reservoirs, which can generally be characterized as fractured shale formations.

Corporate Information

        Our principal executive offices are located at 1615 Wynkoop Street, Denver, Colorado 80202, and our telephone number is (303) 357-7310. Our website address is www.anteroresources.com. Except for information specifically incorporated by reference into this prospectus that may be accessed from our website, the information on our website is not part of this prospectus, and you should rely only on information contained or incorporated by reference in this prospectus when making a decision as to whether or not to invest in our common stock.

RISK FACTORS

        An investment in our common stock involves a significant degree of risk. Before you invest in our common stock, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, which is incorporated herein by reference, and those risk factors that may be included herein, together with all of the other information included in this prospectus and the documents we incorporate by reference, in evaluating an investment in our common stock. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read "Cautionary Statement Regarding Forward-Looking Statements."

Risks Related to the Offering and Our Common Stock

Our amended and restated certificate of incorporation and amended and restated bylaws, as well as Delaware law, contain provisions that could discourage acquisition bids or merger proposals, which may adversely affect the market price of our common stock.

        Our amended and restated certificate of incorporation authorizes our board of directors to issue preferred stock without stockholder approval. If our board of directors elects to issue preferred stock, it could be more difficult for a third party to acquire us. In addition, some provisions of our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult for a third party to acquire control of us, even if the change of control would be beneficial to our stockholders, including:

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  a classified board of directors, so that only approximately one-third of our directors are elected each year;

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  limitations on the removal of directors;

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  limitations on the ability of our stockholders to call special meetings; and

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  establishing advance notice provisions for stockholder proposals and nominations for elections to the board of directors to be acted upon at meetings of stockholders.

We do not intend to pay dividends on our common stock, and our credit facility and the indentures governing our senior notes place certain restrictions on our ability to do so. Consequently, your only opportunity to achieve a return on your investment is if the price of our common stock appreciates.

        We do not plan to declare dividends on shares of our common stock in the foreseeable future. Additionally, our credit facility and the indentures governing our senior notes place certain restrictions on our ability to pay cash dividends. Consequently, your only opportunity to achieve a return on your investment in us will be if you sell your common stock at a price greater than you paid for it. There is no guarantee that the price of our common stock that will prevail in the market will ever exceed the price that you pay in this offering.

Future sales of our common stock in the public market could reduce our stock price, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us.

        We or the selling stockholder may sell additional shares of common stock in subsequent public offerings. We may also issue additional shares of common stock or convertible securities.

        We cannot predict the size of future issuances of our common stock or securities convertible into common stock or the effect, if any, that future issuances and sales of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices of our common stock.

We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.

        Our amended and restated certificate of incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock.

 USE OF PROCEEDS

        All of the shares of our common stock covered by this prospectus are being sold by the selling stockholder. See "Selling Stockholder." We will not receive any proceeds from these sales of our common stock.

 DIVIDEND POLICY

        Our ability to pay dividends is governed by (i) the provisions of Delaware corporation law, (ii) our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, (iii) the indentures related to our senior notes and (iv) our credit facility. We have not paid or declared any dividends on our common stock. The future payment of cash dividends on our common stock, if any, is within the discretion of our board of directors and will depend on our earnings, capital requirements, financial condition, and other relevant factors. There is no assurance that we will pay any cash dividends on our common stock. We do not anticipate declaring or paying any cash dividends to holders of our common stock in the foreseeable future.

DESCRIPTION OF COMMON STOCK

        The following summary of our common stock, Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Amended and Restated Bylaws (the "Bylaws") does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our Certificate of Incorporation and Bylaws.

Common Stock

        Our Certificate of Incorporation authorizes 1,000,000,000 shares of common stock, par value $0.01 per share, for issuance. As of October 27, 2016, we had 314,074,131 shares of common stock issued and outstanding.

        Our common stock commenced trading on the NYSE under the symbol "AR" on October 16, 2013 in connection with our initial public offering. As of October 27, 2016, there were 351 holders of record of our common stock.

        Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, will have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law ("DGCL"). Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.

Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws

        Certain provisions of Delaware law, our Certificate of Incorporation and our Bylaws could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

        These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

        Section 203 of the DGCL prohibits a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

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  the transaction is approved by the board of directors before the date the interested stockholder attained that status;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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  on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two thirds of the outstanding voting stock that is not owned by the interested stockholder.

        We may elect to not be subject to the provisions of Section 203 of the DGCL.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

        Provisions of our Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

        Among other things, our Certificate of Incorporation and Bylaws:

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  establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders" notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

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  provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

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  provide that the authorized number of directors may be changed only by resolution of the board of directors;

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  provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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  provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

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  provide our Certificate of Incorporation and Bylaws may be amended by the affirmative vote of the holders of at least two thirds of our then outstanding common stock;

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  provide that special meetings of our stockholders may only be called by the board of directors, the chief executive officer or the chairman of the board;

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  provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

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  provide that we renounce any interest in existing and future investments in other entities by, or the business opportunities of, Antero Investment or the Sponsors or any of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than our directors that are presented business opportunities in their capacity as our directors) and that they have no obligation to offer us those investments or opportunities; and

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  provide that our Bylaws can be amended or repealed at any regular or special meeting of stockholders or by the board of directors, including the requirement that any amendment by the stockholders at a meeting be upon the affirmative vote of at least 66 2/3% of the shares of common stock generally entitled to vote in the election of directors.

Limitation of Liability and Indemnification Matters

        Our Certificate of Incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

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  for any breach of their duty of loyalty to us or our stockholders;

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  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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  for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

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  for any transaction from which the director derived an improper personal benefit.

        Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

        Our Certificate of Incorporation and Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our Certificate of Incorporation and Bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current and future directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our Certificate of Incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our common stock by a non-U.S. holder (as defined below), that holds our common stock as a "capital asset" (generally property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

        This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

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  banks, insurance companies or other financial institutions;

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  tax-exempt or governmental organizations;

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  qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund);

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  dealers in securities or foreign currencies;

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  traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

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  persons subject to the alternative minimum tax;

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  partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

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  persons deemed to sell our common stock under the constructive sale provisions of the Code;

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  persons that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

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  certain former citizens or long-term residents of the United States; and

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  persons that hold our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

        YOU ARE ENCOURAGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL, ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

        For purposes of this discussion, a "non-U.S. holder" is a beneficial owner of our common stock that is not for U.S. federal income tax purposes a partnership or any of the following:

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  an individual who is a citizen or resident of the United States;

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  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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  a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our common stock to consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our common stock by such partnership.

Distributions

        We do not plan to make any distributions on our common stock for the foreseeable future. However, if we do make distributions of cash or other property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder's tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. Please read "—Gain on Disposition of Common Stock." Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our common stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.

        Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a non-U.S. corporation, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Disposition of Common Stock

        Subject to the discussion below under "—Additional Withholding Requirements under FATCA," a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

  •
  the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

  •
  the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

  •
  our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

        A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

        A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is a corporation whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

        Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, as long as our common stock continues to be regularly traded on an established securities market, only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder's holding period for the common stock, more than 5% of our common stock will be taxable on gain realized on the disposition of our common stock as a result of our status as a USRPHC. If our common stock were not considered to be regularly traded on an established securities market during the calendar year in which the relevant disposition by a non-U.S. holder occurs, such holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a taxable disposition of our common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.

        Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.

Backup Withholding and Information Reporting

        Any dividends paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8.

        Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common stock effected outside the United States by such a broker if it has certain relationships within the United States.

        Backup withholding is not an additional tax. Rather, the U.S. income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

        Sections 1471 through 1474 of the Code, and the Treasury regulations and administrative guidance issued thereunder ("FATCA"), impose a 30% withholding tax on any dividends paid on our common stock and on the gross proceeds from a disposition of our common stock (if such disposition occurs after December 31, 2018), in each case if paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any "substantial United States owners" (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes.

        INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

SELLING STOCKHOLDER

        This prospectus covers the offering for resale of up to an aggregate of 6,730,769 shares of common stock that may be offered and sold from time to time by the selling stockholder identified below under this prospectus. The selling stockholder identified below may currently hold or acquire at any time shares of common stock in addition to those registered hereby. The selling stockholder acquired the shares pursuant to a common stock subscription agreement with us dated October 3, 2016. On October 7, 2016, we entered into a registration rights agreement (the "Registration Rights Agreement") with the selling stockholder pursuant to which we agreed to prepare and file a registration statement to permit the resale of the shares covered by this prospectus from time to time as permitted by Rule 415 promulgated under the Securities Act. We are registering the shares of common stock described in this prospectus pursuant to the Registration Rights Agreement. In addition, the selling stockholder identified below may sell, transfer or otherwise dispose of some or all of their shares of common stock in private placement transactions exempt from or not subject to the registration requirements of the Securities Act. Accordingly, we cannot give an estimate as to the amount of shares that will be held by the selling stockholder upon completion or termination of this offering.

        Information concerning the selling stockholder may change from time to time, including by addition of additional selling stockholders, and, if necessary, we will amend or supplement this prospectus accordingly. To our knowledge, the selling stockholder has not, or has not had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than its ownership of shares of common stock.

        We have prepared the paragraph immediately following this paragraph, the table that follows and the related notes based on information supplied to us by the selling stockholder on or prior to October 27, 2016. We have not sought to verify such information. Additionally, the selling stockholder may have sold or transferred some or all of the shares of common stock listed below in exempt or non-exempt transactions since the date on which the information was provided to us. Other information about the selling stockholder may change over time.

        The selling stockholder, or its partners, pledgees, donees, transferees or other successors (each also a selling stockholder for purposes of this prospectus) that may receive shares registered hereunder from the selling stockholder and corresponding registration rights in accordance with the Registration Rights Agreement, may sell up to all of the shares of common stock shown in the table below under the heading "Shares Being Offered" pursuant to this prospectus in one or more transactions from time to time as described below under "Plan of Distribution." However, the selling stockholder is not obligated to sell any of the shares of common stock offered by this prospectus.

			Common Stock Owned After Offering
Selling Stockholder	Shares Owned Prior to Offering	Shares Being Offered	Number of Shares	Percentage(1)
Evans Investments Pte. Ltd.(2)	6,730,769	6,730,769	—	2.14%

(1)
Based on 314,074,131 shares of common stock outstanding as of October 27, 2016.

(2)
Evans Investments Pte Ltd. ("Evans Investments") is a wholly owned subsidiary of Temasek Capital (Private) Limited ("Temasek Capital"), which is a wholly owned subsidiary of Temasek Holdings (Private) Limited ("Temasek"). Evans Investments is the direct owner of 6,730,769 shares of our common stock. Temasek Capital, through its ownership of Evans Investments, may be deemed to share voting and dispositive power of the shares of common stock beneficially owned by Evans Investments. Temasek, through its ownership of Temasek Capital, may be deemed to share voting and dispositive power over the shares beneficially owned or deemed to be beneficially owned by Evans Investments and Temasek Capital. The address for Evans Investments is 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore, 238891, Singapore.

 PLAN OF DISTRIBUTION

        As of the date of this prospectus, we have not been advised by the selling stockholder as to any plan of distribution. Distributions of the shares of common stock by the selling stockholder, or by its partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the common stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares of common stock may be sold include:

  •
  privately negotiated transactions;

  •
  underwritten transactions;

  •
  exchange distributions and/or secondary distributions;

  •
  sales in the over-the-counter market;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

  •
  a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

  •
  short sales;

  •
  through the writing of options on the shares, whether or not the options are listed on an options exchange;

  •
  through the distributions of the shares by the selling stockholder to its partners, members or stockholders;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling stockholder may also sell shares of common stock pursuant to an exemption under Rule 144 under the Securities Act, if available, rather than under this prospectus.

        Such transactions may be effected by the selling stockholder at market prices prevailing at the time of sale or at negotiated prices. The selling stockholder may effect such transactions by selling the securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholder and may receive commissions from the purchasers of the securities for whom they may act as agent. The selling stockholder may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the common stock against certain liabilities, including liabilities arising under the Securities Act. In certain circumstances, we have agreed to register the shares of common stock for sale under the Securities Act and to indemnify the selling stockholder and each person who participates as an underwriter in the offering of the shares of common stock against certain civil liabilities, including certain liabilities under the Securities Act.

        In connection with sales of the securities under this prospectus, the selling stockholder may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder also may sell securities short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them.

        The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

        The selling stockholder and any underwriters, dealers or agents that participate in distribution of the securities may be deemed to be underwriters, and any profit on sale of the securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

        There can be no assurances that the selling stockholder will sell any or all of the securities offered under this prospectus.

 LEGAL MATTERS

        The validity of the common stock offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

        The consolidated financial statements of Antero Resources Corporation as of December 31, 2014 and 2015 and for each of the years in the three year period ended December 31, 2015, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The information incorporated by reference into this prospectus regarding estimates of our natural gas and oil reserves, related future net cash flows and the present values thereof related to our Appalachian Basin properties as of December 31, 2015, 2014 and 2013 was based in part upon reserve reports audited by independent petroleum engineers, DeGolyer and MacNaughton. We have included these estimates in reliance on the authority of such firm as experts in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution

        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates.

Securities and Exchange Commission registration fee	$19,745
Legal fees and expenses	50,000
Accounting fees and expenses	5,000
Printing and engraving expenses	10,000
Miscellaneous	5,000

Total	$89,745

ITEM 15.    Indemnification of Directors and Officers

        Our amended and restated certificate of incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law, (3) under section 174 of the DGCL for unlawful payment of dividends or improper redemption of stock or (4) for any transaction from which the director derived an improper personal benefit. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability that will be provided by our amended and restated certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. Our amended and restated bylaws provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

        Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

        Our amended and restated certificate of incorporation also contains indemnification rights for our directors and our officers. Specifically, our amended and restated certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL.

        We have obtained directors' and officers' insurance to cover our directors, officers and some of our employees for certain liabilities.

        We have entered into written indemnification agreements with our directors and officers. Under these agreements, if an officer or director makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.

ITEM 16.    Exhibits and Financial Statement Schedules

(a)
Exhibits.

        The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement, and such Exhibit Index is incorporated herein by reference.

ITEM 17.    Undertakings

        The undersigned registrant hereby undertakes:

          1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            a.     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

            b.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            c.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a), (b) and (c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4.     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            a.     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            b.     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          5.     That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          7.     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, in the State of Colorado, on October 28, 2016.

ANTERO RESOURCES CORPORATION
By:	/s/ GLEN C. WARREN, JR.
	Name:	Glen C. Warren, Jr.
	Title:	President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Glen C. Warren, Jr. and Paul M. Rady, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre and post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on October 28, 2016 in the capacities indicated.

Name	Title

/s/ PAUL M. RADY Paul M. Rady	Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer)
/s/ GLEN C. WARREN, JR. Glen C. Warren, Jr.	Director, President, Chief Financial Officer and Secretary (Principal Financial Officer)
/s/ K. PHIL YOO K. Phil Yoo	Vice President—Accounting, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)
/s/ ROBERT J. CLARK Robert J. Clark	Director

Name	Title

/s/ RICHARD W. CONNOR Richard W. Connor	Director
/s/ BENJAMIN A. HARDESTY Benjamin A. Hardesty	Director
/s/ PETER R. KAGAN Peter R. Kagan	Director
/s/ W. HOWARD KEENAN, JR. W. Howard Keenan, Jr.	Director
/s/ JAMES R. LEVY James R. Levy	Director

Exhibit Number		Exhibit Title
3.1		Amended and Restated Certificate of Incorporation of Antero Resources Corporation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K (Commission File No. 001-36120) filed on October 17, 2013).

3.2		Amended and Restated Bylaws of Antero Resources Corporation (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K (Commission File No. 001-36120) filed on October 17, 2013).

4.1		Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to Antero Resources Corporation's Registration Statement on Form S-1 (Commission File No. 333-189284) filed on September 24, 2013).

4.2	*	Registration Rights Agreement, dated as of October 7, 2016, by and between Antero Resources Corporation and Evans Investments Pte. Ltd. (incorporated by reference to Exhibit 4.1 to Quarterly Report on Form 10-Q (Commission File No. 001-36120) filed on October 26, 2016).

5.1	*	Opinion of Vinson & Elkins L.L.P.

23.1	*	Consent of KPMG, LLP.

23.2	*	Consent of DeGolyer and MacNaughton, independent reserve engineers.

23.3	*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

24.1	*	Power of Attorney (included on the signature page to this Registration Statement).

*
Filed herewith.